UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

Mr. Amazing Loans Corporation

(Exact name of Registrant as Specified in Its Charter)

Florida	000-55463	90-1069184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 490 Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 227-5626

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01.	Other Events.

On November 16, 2018, Mr. Amazing Loans Corporation, a Florida corporation (the “Company”), filed a Schedule 13E-3 (the “Schedule”) and a Preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission (the “SEC”) in order to provide notice of, and to describe to the SEC and the Company’s stockholders, a “going private transaction.” The terms of the planned transaction included a 5,001-for-1 reverse stock split of its outstanding common stock, par value $0.001 per share (the “Common Stock”), to be followed by a 1-for-5,001 forward stock split and a subsequent cash-out of its Common Stock (the “Transaction”), after which the Company intended to terminate its registration with the SEC as a public company.

After careful consideration, the Company has determined that its business strategy and future opportunities will best be realized by remaining a public company. Accordingly, as of the date hereof, the Company has filed with the SEC an amendment to the Schedule (i) to withdraw the Schedule, and (ii) to disclose that the Company will not proceed with the Transaction at this time, that any and all corporate actions that were to be taken in connection with the Transaction are cancelled, and the Company will remain a public company. The Company will also not file a Definitive Information Statement to follow the Preliminary Information Statement referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MR. AMAZING LOANS CORPORATION

Date: March 20, 2019	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President, Chief Executive Officer and Chief Financial Officer